EXHIBIT 4(8)

Security Agreement

          This Security Agreement (“Security Agreement”) originally made May 1, 2002 between Integral Vision, Inc., 38700 Grand River Avenue, Farmington Hills, MI 48335 (“Debtor”) and The Klonoff Company, Inc., a California corporation of 11811 SE 255th Street, Kent, WA 98031, as the Representative of the Class 2 Purchasers under the Second Amended Note and Warrant Purchase Agreement between the Debtor and the Purchasers thereunder (“Secured Party”) is hereby amended and restated March __, 2008. The Debtor and The Klonoff Company, Inc. hereby acknowledge that references to the Second Amended Note and Warrant Purchase Agreement or Purchase Agreement in this Security Agreement shall mean all subsequent amended and modified versions of the Second Amended Note and Warrant Purchase Agreement, including without limitation the Fifth Amended and Restated Note and Warrant Purchase Agreement which should be effective shortly after or currently with this amended Security Agreement being duly executed by the Debtor and The Klonoff Company, Inc. Both the Debtor and The Klonoff Company, Inc. have new addresses which are shown in Section 14.d below.

          Whereas, the Debtor wishes to grant security interests in favor of the Secured Party as provided in this Security Agreement;

          For valuable consideration acknowledged as received by the parties, they agree as follows:

1. Definitions.

a. Article 9 of the UCC. Terms used in the definition of Collateral below, and as those terms and any other terms are used in this Security Agreement, whether capitalized or not, shall have the respective meanings given such terms in Article 9 of the Uniform Commercial Code (“UCC”) (or absent definition in Article 9 of the UCC, as defined in any other article of the UCC) as enacted in the State of Michigan as of the date of this Security Agreement, and as amended thereafter.

b. Collateral. The term, “Collateral”, shall mean: all of the following assets, and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising: Accounts; Letter of Credit; Letter-of-credit Rights; Inventory, including Work in Progress; Supporting obligations; and all Cash Proceeds and products of the foregoing.

c. Obligations. This Security Agreement secures all the following (all of which are referred to as “Obligations”):

          i. Debtor’s obligations to the Secured Party under (i) the promissory Note granted under the Note and Warrant Purchase Agreements (“Promissory Note”) and (ii) this Security Agreement;

          ii. all of Debtor’s other present and future amounts owed to Secured Party, including without limitation, obligations as a guarantor or surety, and all interest on any Obligations;

          iii. the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenses that Secured Party may make under the provisions of the Security Agreement or the for the benefit of Debtor;

          iv. all costs incurred by Secured Party to obtain, preserve, and enforce this Security Agreement, collect the Obligations, and maintain and preserve the Collateral, and including, without limitation, taxes, assessments, insurance premiums, repairs, attorneys fees and legal costs and expenses, rent, storage costs, and expenses of sale;

          v. all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations;

          vi. any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise.

2. Grant of Security Interest. Debtor grants a security interest in the Collateral to Secured Party to secure the payment or performance of the Obligations.

3. Perfection of Security Interests.

a. Filing of financing statement. Debtor irrevocably authorizes Secured Party at any time to file in any jurisdiction any financing statements, and amendments thereto, (the “Financing Statement”) that indicate (i) the Collateral covered by this Agreement, regardless of whether any particular asset in the Collateral falls within the scope of Article 9 of the UCC of the place of filing It is agreed that a new Financing Statement will be filed in the State of Michigan as soon as possible after this amended Security Agreement is duly executed by the Debtor and The Klonoff Company, Inc.

b. Letter-of-credit rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, in an agreement in form and substance satisfactory to Secured Party in the form attached as Exhibit 3.b. (“Credit Agreement”), arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit, with the Secured Party agreeing that the proceeds of any drawing under the letter of credit are to be applied as provided in any Credit Agreement.

c. Other Actions as to any and all Collateral. The Debtor shall take any other action reasonably requested by Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including without limitation, (a) executing, delivering and, where appropriate, filing financing statements and any amendments, to the extent the Debtor’s signature is required, (b) causing the Secured Party’s name to be noted as a secured party on any certificate of title for a titled Collateral if such notation is a condition of attachment, perfection or priority of, or ability of the Secured Party to enforce the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition of attachment, perfection or priority of, or ability of the Secured Party to enforce the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation, any consent of any licensor, lessor or other person obligation on the Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Secured Party and (f) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable to any foreign jurisdiction.

4. Relation to Intellectual Property Assignment. Along with this Security Agreement, the Debtor has previously executed and delivered to the Secured Party the Collateral Assignment of Proprietary Rights and Security Agreement dated March 29, 2001 (“Collateral Assignment”). It is also expected that said Collateral Assignment will be amended concurrently with this Security Agreement being amended (and that such amended Collateral Assignment will be delivered to the Secured Party as soon as possible after it is duly executed). Such Collateral Assignment, including amendments thereto, shall be governed by the terms of such Collateral Assignment and not by the terms of this Agreement.

5. Post-Closing Covenants and Rights Concerning the Collateral.

a. Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

b. Personal Property. The Collateral shall remain personal property at all times.

c. Secured Party’s Collection Rights. Secured Party shall have the right at any time to enforce Debtor’s rights against Debtor’s account debtors and obligors.

6. Obligations Concerning Maintenance of Collateral.

a. Risk of Loss. Debtor has the risk of loss of the Collateral.

b. Insurance.

          i. Insurance Policies. Debtor shall maintain insurance with respect to its properties, business, and the Collateral, with financially sound and reputable insurers, against such casualties and contingencies as are in accordance with general practices of businesses engaged in similar activities of Debtor in similar geographic areas, and shall be in such amounts, contain such terms, in such forms and for such periods as may be reasonably satisfactory to Secured Party. Without limiting the forgoing, Debtor shall (i) maintain casualty or physical hazard insurance on “all risk” basis for all its physical property, (ii) maintain workers compensation or similar insurance required by law, and (iii) maintain liability insurance against claims of bodily injury, death, property damage, business interruption insurance, and product liability insurance. The Debtor shall furnish the Secured Party with such certificates of insurance and policies evidencing compliance with these provisions upon Secured Party’s request.

c. Secured Party’s Obligations and Duties. Secured Party has no duty to collect any income accruing on the Collateral or preserve any rights relating to the Collateral. Notwithstanding anything to the contrary herein, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral. The Secured Party shall not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at time. The Secured Party’s sole duty with respect to the custody, safe-keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

7. Debtor’s Representations and Warranties. Debtor warrants and represents that:

a. Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral, and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

b. Debtor Information. Debtor is a Michigan corporation. Its Michigan corporate identification number is 105-593. Its Federal Identification Number is 38-2191935. Debtor maintains its principal office at the address set forth above.

8. Debtor’s Covenants. Until the Obligations are paid in full, Debtor agrees that it will:

a. preserve its organizational existence as it currently is, and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

b. not change the state of its organization;

c. not change its organization name without providing Secured Party with thirty (30) days’ prior written notice; and

d. not cause or permit any lien, security interest or encumbrance to be placed on any Collateral, except in favor of Secured Party.

e. Unless Debtor has obtained the specific prior written authorization of Secured Party, Secured Party does not authorize, and Debtor agrees:

          i. not to sell, lease, license, assign, transfer or dispose of any of the Collateral or permit any such by operation of law, except for sales of Inventory in the ordinary course of business.

          ii. not to grant any other security interest in any of the Collateral.

f. Debtor will furnish Secured Party with the information regarding the Collateral that Secured Party shall from time to time request, including without limitation, the names and addresses of Debtor’s account debtors and obligors and the amount owned by each.

g. Debtor will pay, before they become delinquent, all taxes and assessments upon the Collateral or for its use or operation, and pay and perform when due, all indebtedness and obligations under all leases, land contracts, or other agreements under which Debtor has possession of any real property upon which any of the Collateral shall at any time be located, or under any mortgages or other interests at any time covering any such real property.

9. Secured Party’s Right to Perform. If Debtor fails to perform any obligation of Debtor under this Agreement, Secured Party may without giving notice to or obtaining Debtor’s consent, perform that obligation on behalf of Debtor. This may include without limitation, obtaining required insurance coverage for, or taxes or assessments or other liens relative to, the Collateral. Debtor shall reimburse Secured Party on demand of any such expenses incurred by Secured Party, and shall pay interest on such incurred sums at the rate of 10 per cent per annum from the date of the expense of Secured Party until paid in full by Debtor. In no event is Secured Party required to perform any of Debtor’s obligations, and in the event Secured Party does so, it shall not be a waiver of Secured Party’s right to declare an Event of Default or seek any other remedy under the law.

10. Events of Default. The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default (“Event of Default”) should any such occurrence not be fully cured within ten days after written notice from Secured Party:

a. Any default by Debtor, or failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, (i) the Purchase Agreement, (ii) all Related Agreements made part of the

Purchase Agreement (iii) the Promissory Note (iv) this Security Agreement, and (v) or any of the other Obligations;

b. Any sale, lease, assignment, license, transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

c. Any attachment, execution or levy on any of the Collateral;

d. If any guaranty that now or later secures payment or performance of all or part of the Obligations is terminated or limited for any reason, without the written consent of Secured Party;

e. If Debtor dissolves, becomes insolvent, or makes an assignment for the benefits of creditor;

f. Debtor voluntarily or involuntarily becomes subject to any proceeding under (a) the Bankruptcy Code (b) any insolvency or receivership proceedings or (b) any similar remedy under federal, state, or local law;

g. Debtor shall fail to comply with, or become subject to any administrative of judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral; or

h. Secured Party shall receive at any time any information indicating that Secured Party’s security interest in the Collateral is not prior to all other security interests as required by this Agreement.

11. Default Costs. Should an Event of Default occur, Debtor shall pay to Secured Party all costs reasonably incurred by the Secured Party for the purpose of enforcing its rights hereunder, including without limitation;

a. costs of foreclosure;

b. costs of obtaining money damages; and

c. a reasonable fee for the services of all attorneys and all other professionals employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending any claims, litigation or arbitration.

12. Remedies Upon Default.

a. General. Upon any Event of Default, Secured Party may pursue any remedy available at law or in equity (including those available under the provisions of the UCC and this Agreement) to collect, enforce or satisfy and Obligations then owing, whether by acceleration or otherwise, including without limitation, the right to pursue any of the following remedies separately, successively, cumulatively, simultaneously, or from time to time:

          i. Accelerate all Obligations, and deem all Obligations immediately due and payable without notice or demand;

          ii. Take any action to collect payments, income and revenues from the Collateral. Secured Party may at any time in Secured Party’s discretion transfer any Collateral into Secured Party’s name or that of a nominee, and receive the payments, income, and revenues and hold them or apply them to the Obligations as Secured party may determine. Secured Party may take any action to collect from Debtor’s account debtors and obligors, including without limitation, if necessary, on behalf of and in the name of Debtor, notify Debtor’s account debtors and obligors to make all payments directly to Secured Party, receive, open and dispose of mail addressed to Debtor, change any address of Debtor to which mail and payments are to be sent, and endorse notes, checks, drafts, money orders, documents of title, instruments and any other items pertaining to payment, shipment or storage of any Collateral. Secured Party shall have the right, but not the obligation, to take all actions the Secured Party considers necessary or desirable to collect upon the Collateral, including without limitation, prosecuting actions against, or settling or compromising disputes and claims with, Debtor’s account debtors and obligors.

          iii. File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment;

          iv. Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and deliver the Collateral, or make the Collateral available to Secured Party, as Secured Party’s in its sole discretion directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located;

          v. Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC;

          vi. Secured Party may apply any proceeds of collection or disposition of Collateral first to any expenses incurred by Secured Party in protecting and enforcing Secured Party’s rights hereunder

13. Foreclosure Procedures.

a. No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall: (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

b. Notices. Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

c. No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provide by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

d. Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

e. Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

f. Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

g. Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

h. No Marshaling. Secured Party has no obligation to marshal any assets in favor or Debtor, or against or in payment of any of the Obligations, or any other obligation owed by Debtor or any other person.

14. Miscellaneous

a. Assignment.

          i. Binds Assignees. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made by Secured Party, Debtor shall render performance under this Security Agreement to the assignee. This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and all person who become bound as a debtor to this Security Agreement.

          ii. No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

b. Power of Attorney. Debtor appoints Secured Party as Debtor’s irrevocable attorney-in-fact for the purposes of executing documents necessary to perfect, amend, or continue the security interests granted in this Agreement, or to enforce the terms of this Agreement, including without limitation, all actions to collect from Debtor’s account debtors and obligors.

c. Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

d. Notices. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United Sates postal box if postage is prepaid, and the notice property addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet, and (d) when personally delivered, to the following or at such other addresses as may from time to time be provided:

If to Secured Party:	The Klonoff Company, Inc.

Attn: P. Robert Klonoff

1631 North 201st Street

Shoreline, WA 98133

If to Debtor:	Integral Vision, Inc.

49113 Wixom Tech Drive

Wixom, MI 48393

e. Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

f. Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of Michigan and shall be construed and enforced in accordance with the laws of the Sate of Michigan.

g. Rule of Construction. No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor; “Includes” or “including” are not limiting; “Or” is no exclusive; and “All” includes “any” and “any” includes “all”.

h. Integration and Modifications. This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter. Any modification to this Security Agreement must be made in writing and signed by the parties.

          The parties have signed this Security Agreement as of the date first above written.

DEBTOR:	SECURED PARTY
Integral Vision, Inc.	The Klonoff Company, Inc.
As Representative for the Class 2
Purchasers

By:		By:

	Charles J. Drake		P. Robert Klonoff
	Its: Chairman and CEO		Its: President

Exhibit 3.b.

Letter of Credit Control Agreement

Assignment of Right to Proceeds of a Letter of Credit

________________, ___________

1. Assignment. Integral Vision, Inc. (“Beneficiary”) assigns to
_______________________________(“Secured Party”) its rights to proceeds under Letter of Credit, No. ________________________issued by________________________ and dated_____________________________, pursuant to the Security Agreement between the Beneficiary and the Secured Party executed on ___________________.

2. Warranty. The Beneficiary warrants that:

          a. The full sum of $_______________remains due on the letter of credit;

          b. No partial payments have been made;

          c. The credit is in full force;

          d. No one other than the Beneficiary has any interest or lien upon the credit; and

          e. There have been no amendments or modifications to the credit.

3. The Beneficiary agrees to furnish the Secured Party with all drafts and other documents necessary to enable the Beneficiary to obtain the proceed of the letter of credit.

Integral Vision, Inc.

Charles J. Drake, Chairman and CEO
Or Mark R. Doede, President

Notice of Assignment

_________________, _______

To:

The right to proceeds under______________________________, Letter of Credit
No._______________(________________, correspondent) dated_____________________in favor of Integral Vision, Inc. have been assigned to the undersigned who is in possession of the letter of credit. The assignment of the right to proceeds has been duly signed by Integral Vision, Inc., the beneficiary under your letter of credit.

You may honor complying drafts when negotiated to us by the beneficiary and other demands for payment only when accompanied by the letter of credit or by our written release.

________________________________________